EXHIBIT 11.2

NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES
CALCULATION OF FULLY DILUTED EARNINGS PER SHARE
(Amounts in thousands, except per share amounts)

                                                                         Three Months Ended
                                                                              March 31,
                                                                       ______________________
                                                                         1996         1995
                                                                       ______________________
NET INCOME (LOSS)                                                      $     665    $ (6,157)

Add back senior debenture interest, net of applicable taxes                   --         300
Add back junior debenture interest, net of applicable taxes                  570         570
                                                                       ______________________
NET INCOME (LOSS) FOR FULLY DILUTED COMPUTATION                        $   1,235    $ (5,287)
                                                                       ======================
COMMON STOCK:
   Shares outstanding from beginning of period                            35,137      29,578
     Stock options exercised                                                  24          --
     Assumed exercise of stock options, using treasury stock method        1,236          54
     Assumed conversion of senior subordinated debentures,
       from the beginning of the period                                       --       5,000
     Assumed conversion of junior subordinated debentures,
       from the beginning of the period                                    2,300       2,300
                                                                       ______________________
   Weighted average number of shares outstanding                          38,697      36,932
                                                                       ======================
FULLY DILUTED EARNINGS (LOSS) PER SHARE                                $     .02    $   (.21)
                                                                       ======================

